Exhibit 99.2

CORRECTION TO NV5 EARNINGS RELEASE REGARDING CERTAIN PER SHARE FIGURES

Hollywood, FL – March 9, 2017 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, announces a correction to today’s reported financial results for the fourth quarter and year ended December 31, 2016. After release, the Company noted that Adjusted EPS for the fourth quarter of 2016 should have excluded certain amounts relating to depreciation and, as a result, were actually $.041 per share (rather than $0.44 per share as originally reported). Likewise, Adjusted EPS for the fourth quarter of 2015 should have been reported as $0.39 per share (rather than $0.41 per share as originally reported). This error had no effect on the full year 2016 or 2015 Adjusted EPS figures reported or any other amounts or disclosures in today’s earnings release.

Use of Non-GAAP Financial Measures

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS as reported in accordance with GAAP to Adjusted EPS provided at the end of this news release.

NV5’s definition of Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, net income and diluted earnings per share.

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, engineering and support services, energy, program management, and environmental solutions. The Company is headquartered in Hollywood, FL and operates out of 75 locations in 26 states nationwide and abroad in Macau, Shanghai, Hong Kong, and Vietnam. For additional information, please visit the Company’s website. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact

NV5 Global, Inc.
Lauren Wright, Ph.D.

Director of Investor Relations
Tel: +1-408-392-7233
Email: ir@nv5.com

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2016	2015

Net Income - per diluted share	$0.31	$0.33

Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.15	0.09
Income tax expense	(0.05)	(0.03)
Adjusted EPS	$0.41	$0.39